SLM Student Loan Trust 2003-3 Quarterly Servicing Report

Report Date: 2/28/2005       Reporting Period: 12/01/04 — 02/28/05

I.       Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$750,965,832.25	$(70,009,789.55)	$680,956,042.70
	ii	Interest to be Capitalized			11,856,044.49		11,062,859.93

	iii	Total Pool			$762,821,876.74		$692,018,902.63

	iv	Specified Reserve Account Balance			1,907,054.69		1,730,047.26

	v	Total Adjusted Pool			$764,728,931.43		$693,748,949.89

B	i	Weighted Average Coupon (WAC)			3.240%		3.245%
	ii	Weighted Average Remaining Term			120.96		119.34
	iii	Number of Loans			214,782		198,946
	iv	Number of Borrowers			119,137		111,180
	v	Aggregate Outstanding Principal Balance — T-Bill			$121,961,332.36		$109,637,004.33
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$640,860,544.38		$582,381,898.30

						% of		% of
	Notes			Spread	Balance 12/15/04	O/S Securities	Balance 03/15/05	O/S Securities

C	i	A-1 Notes	78442GFY7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFZ4	0.020%	68,129,931.43	8.909%	—	0.000%
	iii	A-3 Notes	78442GGA8	0.090%	197,000,000.00	25.761%	194,149,949.89	27.986%
	iv	A-4 Notes	78442GGB6	0.220%	461,548,000.00	60.354%	461,548,000.00	66.530%
	vi	B Notes	78442GGC4	0.590%	38,051,000.00	4.976%	38,051,000.00	5.485%

	vii	Total Notes			$764,728,931.43	100.000%	$693,748,949.89	100.000%

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$1,907,054.69		$1,730,047.26
	iv	Reserve Account Floor Balance ($)			$1,256,038.00		$1,256,038.00
	v	Current Reserve Acct Balance ($)			$1,907,054.69		$1,730,047.26

	Capitalized Interest Account				12/15/2004		3/15/2005

E	i	Current Capitalized Interest Account Balance ($)			$—		$—

II. 2003-3     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$63,334,704.68
	ii	Principal Collections from Guarantor	9,657,491.36
	iii	Principal Reimbursements	58,265.35
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$73,050,461.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,734.29
	ii	Capitalized Interest	(3,059,406.13)

	iii	Total Non-Cash Principal Activity	$(3,040,671.84)

C	Total Student Loan Principal Activity		$70,009,789.55

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,170,909.45
	ii	Interest Claims Received from Guarantors	244,022.11
	iii	Collection Fees/Returned Items	36,275.88
	iv	Late Fee Reimbursements	129,398.29
	v	Interest Reimbursements	32,220.85
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,120,011.54
	viii	Subsidy Payments	1,317,526.95

	ix	Total Interest Collections	$6,050,365.07

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$756.17
	ii	Capitalized Interest	3,059,406.13

	iii	Total Non-Cash Interest Adjustments	$3,060,162.30

F	Total Student Loan Interest Activity		$9,110,527.37

G	Non-Reimbursable Losses During Collection Period		$16,292.04

H	Cumulative Non-Reimbursable Losses to Date		$313,254.70

III. 2003-3     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$17,279,417.50
	ii	Consolidation Principal Payments	55,712,778.54
	iii	Reimbursements by Seller	35.34
	iv	Borrower Benefits Reimbursements	23,147.17
	v	Reimbursements by Servicer	115.59
	vi	Re-purchased Principal	34,967.25

	vii	Total Principal Collections	$73,050,461.39

B	Interest Collections
	i	Interest Payments Received	$5,363,141.52
	ii	Consolidation Interest Payments	489,328.53
	iii	Reimbursements by Seller	433.90
	iv	Borrower Benefits Reimbursements	2,982.63
	v	Reimbursements by Servicer	26,586.98
	vi	Re-purchased Interest	2,217.34
	vii	Collection Fees/Return Items	36,275.88
	viii	Late Fees	129,398.29

	ix	Total Interest Collections	$6,050,365.07

C	Other Reimbursements		$25,230.30

D	Reserves in Excess of the Requirement		$177,007.43

E	Administrator Account Investment Income		$—

F	Investment Earnings for Period in Trust Accounts		$270,852.53

G	Funds Released from Capitalized Interest Account		$—

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$79,573,916.72

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,106,645.86)

I	NET AVAILABLE FUNDS		$78,467,270.86

J	Servicing Fees Due for Current Period		$527,536.63

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$547,536.63

IV. 2003-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.771%	2.771%	51,235	44,099	23.854%	22.166%	$191,863,437.15	$168,898,923.49	25.549%	24.803%

Grace
Current	2.771%	2.772%	12,007	10,582	5.590%	5.319%	$43,254,844.07	$33,333,361.43	5.760%	4.895%

TOTAL INTERIM	2.771%	2.771%	63,242	54,681	29.445%	27.485%	$235,118,281.22	$202,232,284.92	31.309%	29.698%
REPAYMENT
Active
Current	3.606%	3.617%	72,636	66,457	33.818%	33.405%	$238,552,942.72	$205,356,054.59	31.766%	30.157%
31-60 Days Delinquent	3.576%	3.552%	6,559	6,529	3.054%	3.282%	$20,323,652.93	$21,426,602.85	2.706%	3.147%
61-90 Days Delinquent	3.596%	3.497%	3,788	5,290	1.764%	2.659%	$11,545,778.76	$17,659,786.03	1.537%	2.593%
91-120 Days Delinquent	3.562%	3.581%	2,638	3,346	1.228%	1.682%	$7,832,079.17	$10,205,367.53	1.043%	1.499%
> 120 Days Delinquent	3.553%	3.565%	9,752	8,658	4.540%	4.352%	$28,273,984.47	$25,402,914.47	3.765%	3.730%

Deferment
Current	2.939%	2.927%	29,071	28,583	13.535%	14.367%	$107,137,307.61	$101,810,673.64	14.267%	14.951%

Forbearance
Current	3.567%	3.549%	24,678	23,713	11.490%	11.919%	$95,179,970.54	$92,429,603.07	12.674%	13.574%

TOTAL REPAYMENT	3.453%	3.445%	149,122	142,576	69.429%	71.666%	$508,845,716.20	$474,291,002.18	67.759%	69.651%
Claims in Process (1)	3.531%	3.558%	2,404	1,684	1.119%	0.846%	$6,973,680.06	$4,424,908.34	0.929%	0.650%
Aged Claims Rejected (2)	3.802%	3.571%	14	5	0.007%	0.003%	$28,154.77	$7,847.26	0.004%	0.001%
GRAND TOTAL	3.240%	3.245%	214,782	198,946	100.000%	100.000%	$750,965,832.25	$680,956,042.70	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2003-3 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.199%	114,887	$338,793,089.95	49.753%
- GSL — Unsubsidized	3.137%	76,740	$298,980,606.10	43.906%
- PLUS Loans	4.220%	6,592	$40,717,725.13	5.979%
- SLS Loans	5.411%	727	$2,464,621.52	0.362%

- Total	3.245%	198,946	$680,956,042.70	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.224%	156,721	$581,276,195.93	85.362%
- Two Year	3.340%	31,630	$74,194,620.63	10.896%
- Technical	3.450%	10,584	$25,413,965.91	3.732%
- Other	4.250%	11	$71,260.23	0.010%

- Total	3.245%	198,946	$680,956,042.70	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-3 Interest Accruals

A Borrower Interest Accrued During Collection Period	$4,563,214.99
B Interest Subsidy Payments Accrued During Collection Period	1,121,296.49
C SAP Payments Accrued During Collection Period	2,565,282.54
D INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT ACCT)	270,852.53
E Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F Net Expected Interest Collections	$8,520,646.55

VII. 2003-3 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate
A Class A-1 Interest Rate	0.000000000	12/15/04 — 03/15/05	0.00000%

B Class A-2 Interest Rate	0.006275000	12/15/04 — 03/15/05	2.51000%

C Class A-3 Interest Rate	0.006450000	12/15/04 — 03/15/05	2.58000%

D Class A-4 Interest Rate	0.006775000	12/15/04 — 03/15/05	2.71000%

E Class B Interest Rate	0.007700000	12/15/04 — 03/15/05	3.08000%

VIII.     2003-3 Inputs From Original Data 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$750,965,832.25
	ii	Interest To Be Capitalized	11,856,044.49

	iii	Total Pool	$762,821,876.74
	iv	Specified Reserve Account Balance	1,907,054.69

	v	Total Adjusted Pool	$764,728,931.43

B	Total Note and Certificate Factor		0.60281375867
C	Total Note Balance		$764,728,931.43

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.1866573464	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$68,129,931.43	$197,000,000.00	$461,548,000.00	$38,051,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,907,054.69
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX.     2003-3     Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-I)		$78,467,270.86	$78,467,270.86

B	Primary Servicing Fees-Current Month		$527,536.63	$77,939,734.23

C	Administration Fee		$20,000.00	$77,919,734.23

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$77,919,734.23
	ii	Class A-2	$427,515.32	$77,492,218.91
	iii	Class A-3	$1,270,650.00	$76,221,568.91
	iv	Class A-4	$3,126,987.70	$73,094,581.21
	vi	Class B	$292,992.70	$72,801,588.51

	vii	Total Noteholder's Interest Distribution	$5,118,145.72

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$72,801,588.51
	ii	Class A-2	$68,129,931.43	$4,671,657.08
	iii	Class A-3	$2,850,050.11	$1,821,606.97
	iv	Class A-4	$0.00	$1,821,606.97
	vi	Class B	$0.00	$1,821,606.97

	vii	Total Noteholder's Principal Distribution	$70,979,981.54

F	Increase to the Specified Reserve Account Balance		$0.00	$1,821,606.97

H	Carryover Servicing Fees		$0.00	$1,821,606.97

I	Excess to Certificate Holder		$1,821,606.97	$0.00

X. 2003-3     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$427,515.32	$1,270,650.00	$3,126,987.70	$292,992.70
	ii	Quarterly Interest Paid			0.00	427,515.32	1,270,650.00	3,126,987.70	292,992.70

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$68,129,931.43	$2,850,050.11	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	68,129,931.43	2,850,050.11	0.00	0.00
	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$68,557,446.75	$4,120,700.11	$3,126,987.70	$292,992.70

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$764,728,931.43
	ii	Adjusted Pool Balance 2/28/05			693,748,949.89

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$70,979,981.54

	iv	Adjusted Pool Balance 11/30/04			$764,728,931.43
	v	Adjusted Pool Balance 2/28/05			693,748,949.89

	vi	Current Principal Due (iv-v)			$70,979,981.54
	vii	Principal Shortfall from Prior Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$70,979,981.54

	ix	Principal Distribution Amount Paid			$70,979,981.54
	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$70,979,981.54

D		Total Interest Distribution			5,118,145.72

E		Total Cash Distributions			$76,098,127.26

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GFY7	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000
	ii	A-2 Note Balance	78442GFZ4	$68,129,931.43	$—
		A-2 Note Pool Factor		0.1866573464	0.0000000000
	iii	A-3 Note Balance	78442GGA8	$197,000,000.00	$194,149,949.89
		A-3 Note Pool Factor		1.0000000000	0.9855327406
	iv	A-4 Note Balance	78442GGB6	$461,548,000.00	$461,548,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000
	vi	B Note Balance	78442GGC4	$38,051,000.00	$38,051,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,907,054.69
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,907,054.69
	v	Required Reserve Account Balance			$1,730,047.26
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Collection Account			$177,007.43
	viii	Ending Reserve Account Balance			$1,730,047.26

XI.     2003-3     Historical Pool Information

			12/01/04 - 02/28/05	09/01/04 - 11/30/04	06/01/04 - 08/31/04	03/01/04 - 05/31/04	12/01/03-02/29/04
Beginning Student Loan Portfolio Balance			$750,965,832.25	$816,307,817.00	$908,639,981.32	$946,769,822.96	$1,029,574,665.75

	Student Loan Principal Activity
	i	Regular Principal Collections	$63,334,704.68	$65,872,831.61	$92,798,118.51	$36,307,854.62	$80,346,966.38
	ii	Principal Collections from Guarantor	9,657,491.36	3,928,797.70	2,673,607.16	3,851,900.68	5,824,889.50
	iii	Principal Reimbursements	58,265.35	72,448.12	34,734.11	64,962.00	112,067.97
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$73,050,461.39	$69,874,077.43	$95,506,459.78	$40,224,717.30	$86,283,923.85
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,734.29	$65,198.11	$67,094.68	$63,415.23	$115,315.67
	ii	Capitalized Interest	(3,059,406.13)	(4,597,290.79)	(3,241,390.14)	(2,158,290.89)	(3,594,396.73)

	iii	Total Non-Cash Principal Activity	$(3,040,671.84)	$(4,532,092.68)	$(3,174,295.46)	$(2,094,875.66)	$(3,479,081.06)

(-)	Total Student Loan Principal Activity		$70,009,789.55	$65,341,984.75	$92,332,164.32	$38,129,841.64	$82,804,842.79

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,170,909.45	$2,790,108.38	$2,954,848.14	$2,266,251.76	$2,801,991.04
	ii	Interest Claims Received from Guarantors	244,022.11	97,687.29	72,840.26	109,624.00	158,696.91
	iii	Collection Fees/Returned Items	36,275.88	31,137.46	28,627.07	19,986.54	18,261.50
	iv	Late Fee Reimbursements	129,398.29	112,991.63	137,389.52	110,290.36	115,930.60
	v	Interest Reimbursements	32,220.85	20,229.32	26,049.94	67,485.56	11,744.97
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	2,120,011.54	1,275,733.60	334,082.40	45,798.60	70,984.51
	viii	Subsidy Payments	1,317,526.95	1,525,403.50	1,758,449.07	1,922,982.46	2,234,236.78

	ix	Total Interest Collections	$6,050,365.07	$5,853,291.18	$5,312,286.40	$4,542,419.28	$5,411,846.31

	Student Loan Non-Cash Interest Activit
	i	Interest Accrual Adjustment	$756.17	$1,683.98	$845.44	$2,632.67	$(548.17)
	ii	Capitalized Interest	3,059,406.13	4,597,290.79	3,241,390.14	2,158,290.89	3,594,396.73

	iii	Total Non-Cash Interest Adjustments	$3,060,162.30	$4,598,974.77	$3,242,235.58	$2,160,923.56	$3,593,848.56

	Total Student Loan Interest Activity		$9,110,527.37	$10,452,265.95	$8,554,521.98	$6,703,342.84	$9,005,694.87

(=)	Ending Student Loan Portfolio Balance		$680,956,042.70	$750,965,832.25	$816,307,817.00	$908,639,981.32	$946,769,822.96
(+)	Interest to be Capitalized		$11,062,859.93	$11,856,044.49	$14,476,842.07	$15,402,096.58	$14,439,018.17

(=)	TOTAL POOL		$692,018,902.63	$762,821,876.74	$830,784,659.07	$924,042,077.90	$961,208,841.13

(+)	Reserve Account Balance		$1,730,047.26	$1,907,054.69	$2,076,961.65	$2,310,105.19	$2,403,022.10

(=)	Total Adjusted Pool		$693,748,949.89	$764,728,931.43	$832,861,620.72	$926,352,183.09	$963,611,863.23

XII.     2003-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-03	$1,204,929,665	11.26%
Sep-03	$1,130,851,729	15.69%
Dec-03	$1,044,745,374	18.78%
Mar-04	$961,208,841	20.25%
Jun-04	$924,042,078	18.43%
Sep-04	$830,784,659	20.53%
Dec-04	$762,821,877	21.07%
Mar-05	$692,018,903	22.85%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.